UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Bemis Company, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

                March 21, 2005

Dear Stockholders:

This year we are again holding the Annual Meeting of Bemis Company, Inc. in the Main Lounge of the Minneapolis Club, 729 2nd Avenue South, Minneapolis, Minnesota.  The meeting will be held on Thursday, May 5, 2005, at 9:00 a.m., Central Daylight Time.  You are cordially invited to attend.  We will report on Bemis’ results for 2004 and provide comments on the upcoming year.  You will also have ample opportunity both before and after the meeting to meet and talk informally with the Directors and Officers of the Company.  We hope you are able to attend.  Whether or not you can attend the meeting, please take the time to vote your proxy.

You will note in reading the Proxy Statement that John H. Roe, a Director of the Company since 1978, Chairman of the Board of Directors since 1996, and Chief Executive Officer from 1990 to 2000, will not be running for re-election to the Board of Directors.  We want to express our deep appreciation to John for his valuable contributions during his long and distinguished career with Bemis.

On behalf of the Board of Directors and all Bemis employees, thank you for your continued support of, and confidence in, the Bemis Company.

Sincerely,

/s/ Jeffrey H. Curler
Jeffrey H. Curler
President and Chief Executive Officer

BEMIS COMPANY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 5, 2005

We will hold the Annual Meeting of Stockholders of Bemis Company, Inc. in the Main Lounge of the Minneapolis Club, 729 2nd Avenue South, Minneapolis, Minnesota, on Thursday, May 5, 2005, at 9:00 a.m., Central Daylight Time, for the following purposes:

1.               To elect four directors for a term of three years.

2.               To amend and re-approve the 1997 Executive Officer Performance Plan.

3.               To vote on ratification of the appointment of PricewaterhouseCoopers LLP, as the independent registered public accounting firm of the Company.

4.               To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 11, 2005, will be entitled to receive notice of and to vote at the meeting.

By Order of the Board of Directors

/s/ James J. Seifert
James J. Seifert, Secretary

March 21, 2005

PLEASE EXECUTE YOUR PROXY PROMPTLY

BEMIS COMPANY, INC.

222 South 9th Street, Suite 2300

Minneapolis, Minnesota  55402

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

MAY 5, 2005

SOLICITATION, EXECUTION AND REVOCATION OF PROXIES

The Board of Directors of Bemis Company, Inc. (the “Company”) is soliciting your proxy in connection with the Annual Meeting of Stockholders to be held on Thursday, May 5, 2005.  The proxies will vote the shares represented by all properly executed proxies that we receive prior to the meeting and not revoked in accordance with your instructions.  You may revoke your proxy at any time before it is voted by giving written notice of revocation to the Secretary of the Company.

The Company will bear all costs of soliciting proxies, including reimbursement of banks, brokerage firms, custodians, nominees and fiduciaries for reasonable expenses they incur.  Proxies may be solicited personally, by mail, by telephone, by fax, or by internet by directors, officers or other regular employees of the Company without remuneration other than regular compensation.

The mailing address of our principal executive offices is 222 South 9th Street, Suite 2300, Minneapolis, Minnesota 55402.  This Proxy Statement and the form of proxy, which is enclosed, are being mailed to stockholders commencing on or about March 21, 2005.

RECORD DATE, OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

Only stockholders of record at the close of business on March 11, 2005, will be entitled to vote at the meeting.  As of that date, the Company had outstanding 107,074,502 shares of Common Stock.  Each share entitles the stockholder of record to one vote.  Cumulative voting is not permitted.

Unless otherwise specified in the Proxy, a Company proxy will vote your proxy for the four nominees set forth herein, for the amendment and re-approval of the 1997 Executive Officer Performance Plan and for the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company.  The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required for approval of each proposal presented in this Proxy Statement.  Abstentions will be treated as shares that are present and entitled to vote.  Abstentions will have the effect of a vote “against” approval of the amendment and re-approval of the 1997 Executive Officer Performance Plan and “against” the ratification of the selection of auditors.  If a broker indicates on the proxy card that it does not have discretionary authority to vote certain shares on a particular matter, it is referred to as a “broker non-vote.”  Broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as voted for the purpose of determining the approval of the election of directors or ratification of the selection of auditors and will have the effect of a vote “against” the approval of the amendment and re-approval of the 1997 Executive Officer Performance Plan.

OWNERSHIP OF THE COMPANY’S SECURITIES

The only person known to us to beneficially own, as of December 31, 2004, more than 5 percent of the outstanding Common Stock of the Company are set forth in the following table.

Beneficial Owner	Number of Shares Beneficially Owned	Percent of Outstanding Shares (1)
Kayne Anderson Rudnick Investment Management, LLC 1800 Avenue of the Stars, Second Floor Los Angeles, California 90067	6,540,578 (2)	6.1%

(1)          Based on a total of 106,947,128 shares outstanding as of December 31, 2004.

(2)          Based on information contained in a Schedule 13G filed by such beneficial owner with the Securities and Exchange Commission on February 7, 2005.

EQUITY COMPENSATION

The following table details as of December 31, 2004, for directors, executive officers, and all other participants in the Company’s equity compensation plans:

(a)          The aggregate number of shares to be issued upon the exercise of outstanding stock options and the vesting of performance units (commonly referred to as restricted stock awards);

(b)   The weighted average exercise price of all outstanding options; and

(c)   The number of shares remaining available for future issuance upon equity compensation plans.

	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans Approved by Security Holders	5,267,078 (1)	$19.49	(2)	2,020,520 (3)
Equity Compensation Plans Not Approved by Security Holders	-0-	N/A		-0-
TOTAL	5,267,078 (1)	$19.49	(2)	2,020,520 (3)

(1)          Includes outstanding options and restricted stock awards.

(2)          Represents weighted-average exercise price of outstanding options only.  Restricted stock awards do not have an exercise price.

(3)          May be issued as options or restricted stock awards.

The following table lists the beneficial ownership of Common Stock of the Company as of March 11, 2005, by each director, each nominee for director, each executive officer of the Company named in the Summary Compensation Table on Page 10 of this Proxy Statement, and all directors and executive officers of the Company as a group.

Beneficial Owner	Number of Shares Beneficially Owned (1) (2)		Percent of Outstanding Shares

William F. Austen	133,079		*
John G. Bollinger	13,968		*
William J. Bolton	13,968		*
Winslow H. Buxton	13,968		*
Jeffrey H. Curler	2,292,532	(3)	2.1%
David S. Haffner	11,648		*
Barbara L. Johnson	11,968		*
Loring W. Knoblauch	20,171		*
Timothy M. Manganello	2,541		*
Nancy P. McDonald	491,721	(4)	*
Roger D. O’Shaughnessy	13,616		*
Edward N. Perry	209,851		*
John H. Roe	2,126,935	(5)	2.0%
Thomas L. Sall	536,564	(6)	*
William J. Scholle	11,968		*
Henry J. Theisen	256,259		*
Philip G. Weaver	0		*
Gene C. Wulf	287,949		*

All Directors and Executive Officers As a Group (22 persons)	6,847,443		6.4%

*    Less than 1 percent (1%).

(1)          Except as otherwise indicated in the notes below, the listed beneficial owner has sole voting and investment power with respect to such shares.

(2)          Includes shares which the following persons have a right to acquire upon exercise of stock options pursuant to the 1987 Bemis Stock Option Plan, 1994 Stock Incentive Plan and the 2001 Stock Incentive Plan as follows: William J. Bolton (10,000 shares); Jeffrey H. Curler (803,642 shares); Barbara L. Johnson (10,000 shares); Roger D. O’Shaughnessy (10,000 shares); John H. Roe (449,118 shares); Thomas L. Sall (275,026 shares); William J. Scholle (10,000 shares); Henry J. Theisen (53,966 shares); Gene C. Wulf (131,882 shares); and all directors and executive officers as a group (1,869,530 shares).  Includes grants under the 2001 Stock Incentive Plan issued on May 2, 2003 to Directors as follows:  John G. Bollinger (1,968 shares); William J. Bolton (1,968 shares); Winslow H. Buxton (1,968 shares); Barbara L. Johnson (1,968 shares); Loring W. Knoblauch (1,968 shares); Nancy P. McDonald (1,968 shares); Roger D. O’Shaughnessy (1,968 shares); Edward N. Perry (1,968 shares); John H. Roe (1,968 shares); and William J. Scholle (1,968 shares).  Includes grants under the 2001 Stock Incentive Plan issued on May 6, 2004 to Directors as follows:  David S. Haffner (1,648 shares); Nancy P. McDonald (1,648 shares); and Roger D. O’Shaughnessy (1,648 shares).  Also includes grants under the 1994 Bemis Stock Incentive Plan made subject to restrictions which have not as yet lapsed to all executive officers as a group (138,000 shares).  Also includes grants under the Company’s Time Accelerated Restricted Stock Award Program (TARSAP) as follows: William F. Austen (27,000 shares); Jeffrey H. Curler (418,253 shares); Thomas L. Sall (129,934 shares); Henry J. Theisen (126,777 shares); Gene C. Wulf (110,853 shares); and all directors and executive officers as a group (1,019,431 shares).  Also includes shares held by the Trustee of the Bemis Investment Incentive Plan as follows: William F. Austen (575 shares); Jeffrey H. Curler (27,772 shares); Thomas L. Sall (15,054 shares); Henry J. Theisen (10,460 shares); Gene C. Wulf (10,486 shares); and all directors and executive officers as a group (112,518 shares).

(3)          Includes 95,520 shares in a trust of which Mr. Curler is a co-trustee in which he disclaims any beneficial ownership.  Also includes 290,405 shares in a trust of which Mr. Curler is a co-trustee in which he disclaims any beneficial ownership.  Includes 50,000 shares in a trust which represents a 16.7 percent beneficial interest.

(4)          Includes 27,048 shares which represents a 12.5 percent beneficial interest in a trust for which Mrs. McDonald serves as a trustee.  Also includes 11,614 shares, which is the proportionate number of shares held by a limited liability company in which Mrs. McDonald has an undivided 0.92696 of one percent interest.

(5)          Includes 314,000 shares in a trust of which Mr. Roe is co-trustee and 177,219 shares owned by Mr. Roe’s wife.

(6)          Shares as of January 3, 2005.  Mr. Sall resigned as an officer of the Company effective the close of business on December 31, 2004.

INFORMATION WITH RESPECT TO DIRECTORS

Directors are divided into three classes elected on a staggered basis for terms of three years.  The Nominating and Corporate Governance Committee of the Board of Directors has nominated four persons to the class of directors to be elected at the meeting.  Persons elected will hold office for a three-year term expiring in 2008 and will serve until their successors have been duly elected and qualified.  Each nominee has indicated a willingness to serve as a director, but in case any nominee is not a candidate for any reason, proxies named in the accompanying proxy card may vote for a substitute nominee selected by the Nominating and Corporate Governance Committee.

Director-Nominees for Terms Expiring in 2008

EDWARD N. PERRY, 58	Director Since 1992

Mr. Perry has been engaged in the private practice of law in the Boston, Massachusetts area since 1982 and is of counsel to the law firm of Perkins, Smith & Cohen, LLP.  He was a partner at Perkins, Smith & Cohen, LLP from 1990 to 2003.  He is a member of the Audit Committee, the Executive and Finance Committee and the Nominating and Corporate Governance Committee.

WILLIAM J. SCHOLLE, 58	Director Since 2001

Mr. Scholle is Chairman and Chief Executive Officer of Scholle Corporation, a private company, headquartered in Irvine, California, engaged in bag-in-box packaging, metallized plastics and paper, flexible shipping containers, marine salvage devices and battery electrolyte.  Mr. Scholle has held this position for more than the past five years.  He is a member of the Audit Committee, Executive and Finance Committee and the Nominating and Corporate Governance Committee.

TIMOTHY M. MANGANELLO, 55	Director Since 2004

Mr. Manganello is Chairman of the Board and Chief Executive Officer of BorgWarner Inc., a leader in highly engineered components and systems for vehicle powertain applications worldwide.  He has been Chairman since 2004 and has served as Chief Executive Officer since 2003.  He previously served as Executive Vice President and served as President and General Manager of BorgWarner Torq Transfer Systems from 1999 to 2002.  He is a member of the Nominating and Corporate Governance Committee.

PHILIP G. WEAVER, 52	Director-Nominee

Mr. Weaver is Vice President and Chief Financial Officer of Cooper Tire & Rubber Company, a global company specializing in the design, manufacture and sales of passenger car, light truck, medium truck, motorcycle and racing tires, as well as tread rubber and related equipment for the retread industry.  He has been Vice President and Chief Financial Officer since 1998.  He previously served as the Vice President of the tire division from 1994 to 1998 and as Controller of the tire division from 1990 to 1994.  Mr. Weaver is expected to join the Audit Committee if elected to the Board of Directors.

Directors Whose Terms Expire in 2007

NANCY P. McDONALD, 66	Director Since 1982

Mrs. McDonald is the Corporate Secretary and former director of Hillcrest Corporation.  She is Chair of the Community Relations Committee and a member of the Nominating and Corporate Governance Committee.

JEFFREY H. CURLER, 54	Director Since 1992

Mr. Curler is President and Chief Executive Officer of the Company.  He has been President since 1996, and Chief Executive Officer since 2000.  He was Chief Operating Officer from 1998 to 2000.  From 1982 to 1996, he served as President of Curwood, Inc., a subsidiary of the Company.  Mr. Curler is also a director of Valspar Corporation.  He is Chair of the Executive and Finance Committee.

ROGER D. O’SHAUGHNESSY, 62	Director Since 1997

Mr. O’Shaughnessy is President and Chief Executive Officer of Cardinal Glass Industries, Inc., a private manufacturer of glass, including insulating glass units for window manufacturers.  He has held this position for more than the past five years.  He is a member of the Compensation Committee, the Executive and Finance Committee, and the Nominating and Corporate Governance Committee.

DAVID S. HAFFNER, 52	Director Since 2004

Mr. Haffner is President and Chief Operating Officer of Leggett & Platt, Inc., a Fortune 500 diversified manufacturing company.  He has been President since 2002 and has served as Chief Operating Officer since 1999.  He previously served as Executive Vice President of Leggett & Platt from 1995 to 2002.  He is also a director of that corporation.  He is a member of the Compensation Committee and the Nominating and Corporate Governance Committee.

Directors Whose Terms Expire in 2006

WINSLOW H. BUXTON, 65	Director Since 1993

Mr. Buxton retired in 2002 as Chairman of Pentair, Inc., a diversified manufacturing company which sells general industrial equipment and specialty products.  He had been President and Chief Executive Officer from 1992 to 2000 and Chairman from 1993 to 2000.  He is a trustee of Underwriters Laboratories Inc. and a director of the Toro Company.  He is Chair of the Nominating and Corporate Governance Committee and a member of the Compensation Committee and Executive and Finance Committee.

JOHN G. BOLLINGER, 69	Director Since 1999

Professor Bollinger is John Bascom Professor of Industrial Engineering, Emeritus and Emeritus Dean of the College of Engineering, University of Wisconsin, Madison.  He served as Dean of the College of Engineering for 18 years and a faculty member for 40 years.  He is a director of Cummins-Allison Corporation and Berbee Information Networks Corporation.  He is a member of the Community Relations Committee and the Nominating and Corporate Governance Committee.

WILLIAM J. BOLTON, 58	Director Since 2000

Mr. Bolton is currently a consultant to the food distribution industry.  He was Executive Vice President of SUPERVALU, Inc. and President and Chief Operating Officer Corporate Retail from 1997 to 2000.  SUPERVALU is a food distribution and food retailing company.  From 1995 to 1997 he was Chairman and Chief Executive Officer of Bruno’s, a supermarket company.  He was elected to the board of directors of Ace Hardware Corporation in 2004.  He is Chair of the Compensation Committee and a member of the Audit Committee and Nominating and Corporate Governance Committee.

BARBARA L. JOHNSON, 54	Director Since 2002

Ms. Johnson is a consultant for various institutions of higher education advising on financial and administrative matters.  She previously was Vice President and Treasurer of Carleton College, Northfield, Minnesota from 2000 to 2004.  Prior to that she was Vice President for Finance and Administration of Mars Hill College, Mars Hill, North Carolina from 1997 to 2000 and Assistant Controller of The Ohio State University, Columbus, Ohio from 1990 to 1997.  She is a member of the Audit Committee and the Nominating and Corporate Governance Committee.

Compensation of Directors

Each director who is not an officer of the Company is paid an annual fee of $50,000.  The Chairman of the Board and the chairs of the Committees of the Board receive an additional $10,000. Under the Company’s Long-Term Deferred Compensation Plan, directors may defer all, or a part of, their compensation, and one director elected to do so in 2004.  Directors elected prior to 2003 who are not officers of the Company and who have not been officers of the Company received an option to purchase 10,000 shares of Common Stock of the Company at the time they became directors with an exercise price equal to the market value on the date of grant.  Each such option is for ten years and is exercisable one year from the date of grant.  Since 2003, at the time of election or re-election each elected or re-elected director receives the value of one year’s annual compensation in the form of Bemis Stock.  Directors who are officers of the Company receive no compensation for service on the Board of Directors.

Each of the Company’s directors who is not an officer of the Company receives $1,000 for each Board meeting and Committee meeting that they attend.  No director receives any pension or retirement benefit for services rendered as a director.  No director has a consulting agreement with the Company.

Director Term Expirations

John H. Roe, a director of the Company since 1978 and Chairman of the Board of Directors since 1996, and Loring W. Knoblauch, a director of the Company since 1993, are not running for re-election to the Board of Directors.  Mr. Knoblauch is Chair of the Audit Committee and a member of the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee intends to nominate Jeffrey H. Curler as Chairman of the Board.  If he is nominated, the entire Board would vote on Mr. Curler’s election as Chairman at the Board Meeting immediately following the Annual Stockholder Meeting.

Director Independence

The Board has determined that all directors with the exception of Messrs. Curler and Roe are “independent” as that term is defined in the applicable listing standards of the New York Stock Exchange (“NYSE”).  In accordance with the NYSE Director Independence Rule, the Board looked at the totality of the circumstances to determine a director’s independence.  To be independent a director must be, among other things, able to exercise independent judgment in the discharge of his or her duties without undue influence from management.  Mr. Scholle is President and Chief Executive Officer of Scholle Corporation.  The Company has purchased, at market competitive prices, metallized film and metallized services from a subsidiary of Scholle Corporation.  The Board has determined that under the totality of circumstances, Mr. Scholle remains independent from management and is able to discharge the duties of an independent director.  None of the other non-employee directors has a relationship described in Rule 303A.02 of the NYSE Rules or any other relationship affecting independence that the Board considered in making its determination.

The Board of Directors and Its Committees

The Board provides a process for stockholders to send communications to the Board or any of the directors.  Stockholders may communicate with the Board or any of the directors by sending a written communication to Bemis Company, Inc., c/o Secretary of the Company, 222 South 9th Street, Suite 2300, Minneapolis, Minnesota 55402 or by calling the Secretary of the Company at 612-376-3000.  All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual directors.

All members of the Board of Directors, except one, attended the Annual Stockholders Meeting in 2004; one member was excused due to illness.  The Board does not have a formal written policy requiring members to attend the Stockholders Meeting, although all members have traditionally attended.

The Board of Directors held eight meetings during the year ended December 31, 2004.  All directors attended at least 75 percent of Board meetings and meetings of Committees on which they served.  The Board of Directors has an Executive and Finance Committee, an Audit Committee, a Community Relations Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.

The Executive and Finance Committee did not meet in 2004.  It has such powers as are delegated to it by the full Board.

The Audit Committee held four meetings in 2004.  The Audit Committee’s principal function is to assist the Board by performing the duties described in the Audit Committee Charter.  All members of the Audit Committee are “independent” as that term is defined in the applicable listing standards of the New York Stock Exchange.  In addition, the Board has determined that all members of the Audit Committee are financially literate and that William J. Bolton is an audit committee financial expert as defined by the Securities and Exchange Commission.  Edward N. Perry is expected to replace Loring W. Knoblauch as Chair of the Audit Committee.  We recently amended our Audit Committee Charter to give the Audit Committee responsibility to review the Company’s registered public accounting firm’s internal quality control procedures on an annual basis.  A copy of the amended Charter is attached as Exhibit A.

The Community Relations Committee held one meeting in 2004.  It oversees the activities of the Bemis Foundation, including the appropriate level of corporate giving to the Foundation and the governance of, and dispositions by, the Foundation.  The Foundation is the primary vehicle through which the Company makes charitable contributions.  The Committee makes recommendations thereon to the Board.

The Compensation Committee held three meetings in 2004.  It approves the compensation of the principal officers and also reviews management’s recommendations on officer and key employee compensation, company-wide compensation structure, benefit plans and benefit awards and payouts.  All members of the Compensation Committee are “independent” as that term is defined in the applicable listing standards of the New York Stock Exchange.  The Compensation Committee performs the duties described in the Compensation Committee Charter.

The Nominating and Corporate Governance Committee held four meetings in 2004.  All members of the Nominating and Corporate Governance Committee are “independent” as that term is defined in the applicable listing standards of the New York Stock Exchange.  The Nominating and Corporate Governance Committee performs the duties described in the Nominating and Corporate Governance Committee Charter.  Included among its duties, the Committee recommends nominees for election to the Board of Directors, reviews the performance of the highest ranking officer and other senior officers and recommends to the full Board a successor should the position of highest-ranking officer become vacant.  The Nominating and Corporate Governance Committee is responsible for recommending nominees for election to the Board.  As specified in the Company’s Principles of Corporate Governance, the Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of individual Board members, as well as the composition of the Board as a whole, in the context of the needs of the Company.  The Nominating and Corporate Governance Committee will review all nominees for director and recommend to the Board those nominees who have attributes it believes would be most beneficial to the Company.  This assessment will include such issues as experience, integrity, competence, diversity, skills, and dedication in the context of the needs of the Board.  The Principles of Corporate Governance also set forth certain requirements regarding Board size, directors who experience job changes, director terms, other board service, retirement and independence matters.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner that it considers all director candidates.  Director candidates must meet the minimum qualifications set forth in the Principles of Corporate Governance and the Nominating and Corporate Governance Committee will assess director candidates in accordance with the factors described in the Principles of Corporate Governance.  Stockholders who wish to suggest qualified candidates to the

Committee should write the Secretary of the Company, at 222 South 9th Street, Suite 2300, Minneapolis, Minnesota 55402, stating in detail the candidate’s qualifications for consideration by the Committee.

If a stockholder wishes to nominate a director other than a person nominated by or on behalf of the Board of Directors, he or she must comply with certain procedures set out in the Company’s Bylaws.  Under the Company’s Bylaws, no person (other than a person nominated by or on behalf of the Board of Directors) shall be eligible for election as a director at any annual or special meeting of stockholders unless a written request that his or her name be placed in nomination is received from a stockholder of record by the Secretary of the Company not less than 90 days before the first anniversary of the previous year’s annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting, together with the written consent of such person to serve as a director.

In accordance with the listing standards of the New York Stock Exchange, Winslow H. Buxton has served as the presiding director for independent director meetings.  Bemis’ independent directors meet at regularly scheduled executive sessions without management at which Mr. Buxton presides.  The Nominating and Corporate Governance Committee intends to nominate Mr. Buxton as the independent lead director.  If  he is nominated, the entire Board would vote on Mr. Buxton’s election immediately following the Annual Stockholder Meeting.

You can electronically access all of our committee charters and our standards of business conduct at the Company’s website at www.bemis.com under the Company Overview section or by writing to us at Bemis Company, Inc., 222 South 9th Street, Suite 2300, Minneapolis, Minnesota 55402, Attention: Company Secretary.  We have adopted a Financial Team Code of Ethics that is filed as an exhibit to our Annual Report on Form 10-K.  We intend to promptly post on our website any amendments to, or waivers from, the Financial Team Code of Ethics or Bemis Ethics Guide following the date of such amendment or waiver.

Bemis hires Beal Associates LLC, a search firm, to help identify and facilitate the screening and interview process of director-nominees.  To be considered by the Nominating and Corporate Governance Committee, a director-nominee must have experience as a Board member or senior officer of a public or private company or have achieved national prominence in a relevant field or have possessed other relevant experience.  In addition to these minimum requirements, the Committee will also evaluate whether the nominee’s skills are complementary to the existing Board members’ skills, and the Board’s needs for operational, management, financial, international, technological or other expertise.  The search firm screens the candidates, does reference checks, prepares a biography for each candidate for the Committee to review and helps set up interviews.  The Committee, the Chairman of the Board and the Company’s Chief Executive Officer interview candidates that meet the criteria, and the Committee selects nominees that best suit the Board’s needs.  Bemis paid Beal Associates LLC a fee for performing these services in connection with the nomination of Mr. Weaver.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that directors, executive officers and persons who own more than 10 percent of the Company’s Common Stock file initial reports of ownership of the Company’s Common Stock and changes in such ownership with the Securities and Exchange Commission.  To the Company’s knowledge, based solely on a review of copies of forms submitted to the Company during and with respect to 2004 and on written representations from our directors and executive officers, all required reports were filed on a timely basis during 2004.

CERTAIN RELATIONSHIPS AND CERTAIN TRANSACTIONS

During 2004, the Company and its subsidiaries purchased, at market competitive prices, approximately $9,660,000 of polyester and polyester copolymer products from Pacur, Inc.  Ronald Johnson, brother-in-law of Jeffrey H. Curler, is President of Pacur, Inc.

During 2004, the Company and its subsidiaries purchased, at market competitive prices, approximately $4,942,000 of metallized film and metallizing services from Vacumet Corporation.  Vacumet is a subsidiary of Scholle Corporation.  William J. Scholle, a director of the Company, is President and Chief Executive Officer of Scholle Corporation.

During 2004, the Company and its subsidiaries purchased, at market competitive prices, approximately $73,000 of taper parts from Quality Tool, Inc.  William Roe, Chief Executive Officer of Quality Tool, Inc., is the brother of John H. Roe.

At the request of the Audit Committee, consisting entirely of independent directors, PricewaterhouseCoopers LLP conducted a review of the above transactions.  Based on PricewaterhouseCoopers LLP’s report, the Audit Committee determined that these transactions were at least as fair to the Company as if they had been consummated with non-related parties.

Robert Krostue is the brother-in-law of Jeffrey H. Curler.  Mr. Curler is a director and our President and Chief Executive Officer.  Mr. Krostue is employed by Bemis as a site director and was paid compensation in 2004 in excess of the amounts contemplated by Item 404 of Regulation S-K.

Amy Sall-Kiser is the daughter of Thomas L. Sall.  Mr. Sall resigned as an officer effective at the close of business on December 31, 2004.  Ms. Sall-Kiser is employed by Bemis as a sales representative and was paid compensation in 2004 in excess of the amounts contemplated by Item 404 of Regulation S-K.

EXECUTIVE COMPENSATION

The following table contains certain information concerning the compensation paid for the last three years to the Chief Executive Officer of the Company and each of its four other most highly compensated executive officers.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation
				Awards			Payouts
Name and Principal Position	Year	Salary	Bonus (1)	Restricted Stock Awards (2)		Stock Options (# of Shares)	LTIP (3)	All Other Compen- sation (4)

Jeffrey H. Curler President and Chief Executive Officer	2004 2003 2002	$820,000 820,000 760,000	$1,312,000 0 1,033,600		$2,506,900 1,551,930 1,006,862	— 82,282 53,872	$504,069 398,262 839,247	$7,150 6,074 5,960

Thomas L. Sall Senior Vice President	2004 2003 2002	$500,000 500,000 490,000	$600,000 150,000 548,800		$1,087,900 662,412 511,915	— 35,120 27,390	$270,740 226,352 336,070	8,589 5,460 6,270

Henry J. Theisen Executive Vice President and Chief Operating Officer	2004 2003 2002	$450,000 450,000 400,000	$540,000 135,000 448,000		$993,300 596,156 417,883	— 31,608 22,358	$36,523 594,120 —	6,129 5,364 4,630

Gene C. Wulf Vice President and Chief Financial Officer	2004 2003 2002	$400,000 400,000 350,000	$440,000 110,000 350,000		$756,800 454,214 264,982	— 24,082 14,176	$108,238 94,510 126,534	5,991 5,268 4,828

William F. Austen (5) Vice President — Operations	2004 2003 2002	$330,000 — —	$330,000 — —	$	— — —	— — —	$ — — —	4,785 — —

(1)          Includes performance bonuses which were paid out in early February of the following year (i.e., the bonuses shown for the Chief Executive Officer and the other named executive officers for 2004 were earned in 2004 but paid to them in February 2005).  See “Report of the Board Compensation Committee” herein.

(2)          Four of the five named executive officers hold five-year TARSAPs granted annually with a possible payout (in whole or in part) after three years upon the Company achieving certain pre-established performance targets.  Two of the executive officers hold performance units awarded prior to the date on which they became an officer.  The values shown are derived by multiplying the number of shares awarded by the market price of the shares on the date of grant.  The five named executive officers held the following shares of restricted stock as of December 31, 2004: Jeffrey H. Curler (312,680 shares), Thomas L. Sall (139,296 shares), Henry J. Theisen (133,018 shares), Gene C. Wulf (79,592 shares), and William F. Austen (80,000 shares).

(3)          As of December 31, 2004, pre-established three-year performance targets for the five-year TARSAPs granted in 2002 were met.  Upon verification by the Compensation Committee that the performance targets had partially been met, 7.3 percent of the 2002 awards were paid out on February 2, 2005.  The dollar values stated above for 2004 are the product of the number of shares paid out times the fair market price of $29.43 on February 2, 2005.  All named individuals, except Mr. Austen, received payouts under the 2002 grant.  Messrs. Curler, Sall and Wulf also received a final payout on January 3, 2005, from TARSAPs granted in 2000.

(4)          All other compensation for all named executive officers includes life insurance premiums paid by the Company and the Company’s matching contribution on the Bemis Investment Incentive Plan (the Company’s 401(k) plan), in the following respective amounts for 2004: Jeffrey H. Curler $2,125 and $5,025; Thomas L. Sall $3,564 and $5,025; Henry J. Theisen $1,104 and $5,025; Gene C. Wulf $966 and $5,025; and William F. Austen $510 and $4,275.

(5)          Mr. Austen became an officer of the Company in May 2004.

STOCK OPTIONS

The Company did not grant any stock options or stock appreciation rights in 2004.

The following table shows the option exercises in 2004 and the total number of unexercised options and the aggregate dollar value of the in-the-money unexercised options held by the executive officers named in the Summary Compensation Table as of December 31, 2004.

OPTION EXERCISES IN 2004

AND AGGREGATED YEAR END OPTION VALUES

	Options Exercised In 2004 (1)		Number Of Unexercised Options At Year End		Value Of Unexercised In-The-Money Options At Year End (2)
Name	Shares Acquired	Value Realized	Presently Exercisable	Not Presently Exercisable	Presently Exercisable	Not Presently Exercisable

Jeffrey H. Curler	57,862	$935,549	730,829	72,813	$7,168,736	$315,316
Thomas L. Sall	—	—	242,483	32,543	2,105,570	141,176
Henry J. Theisen	—	—	25,442	28,524	67,077	33,534
Gene C. Wulf	—	—	111,101	20,781	918,496	89,902
William F. Austen	—	—	—	—	—	—

(1)          Value of exercised options is calculated by determining the difference between the fair market value of the shares underlying the options at the date of exercise and the exercise price of the options.

(2)          Value of unexercised options is calculated by determining the difference between the fair market value of the shares underlying the options at December 31, 2004 ($29.09 per share) and the exercise price of the options.

LONG-TERM INCENTIVE PLANS-AWARDS IN 2004

	Number of Shares, Units or Other Rights Granted (1)	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts Under Non-Stock Price-Based Plans (# of Shares)
Name			Threshold (1)	Maximum (1)

Jeffrey H. Curler	106,000	Five Years	106,000	106,000
Thomas L. Sall	46,000	Five Years	46,000	46,000
Henry J. Theisen	42,000	Five Years	42,000	42,000
Gene C. Wulf	32,000	Five Years	32,000	32,000
William F. Austen	—	—	—	—

(1)          All awards reflected above are TARSAPs granted under the 2001 Bemis Stock Incentive Plan on January 28, 2004.  All grantees are eligible to receive all of the shares shown above upon the expiration of a five-year restrictive period.  If the Company achieves certain performance measures in three years, grantees may then receive from zero to 100 percent of their award according to a pre-established matrix.  During the restrictive period, grantees receive payments equal to the dividends which would have been paid if the underlying stock had been distributed.  See “Report of the Board Compensation Committee” herein.

MANAGEMENT AGREEMENTS

The Company has Management Agreements (“Agreements”) with Mr. Curler and the other executive officers that become effective only upon a Change in Control Event.  A Change in Control Event is deemed to have occurred if any person acquires or becomes a beneficial owner, directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors, or 30 percent or more of the then outstanding shares of Common Stock of the Company.  If, following a Change in Control Event, an executive officer is terminated involuntarily or constructively involuntarily terminated (as defined in the Agreements), such executive officer will be entitled:

(i)                         to immediately receive from the Company or its successor, a cash payment in an amount equal to three times the sum of (1) the salary received by the executive during the last preceding calendar year and (2) the highest annual bonus award received by the executive during the previous five years; and

(ii)                      for three years after the “Involuntary Termination” or “Constructive Involuntary Termination”, to participate in any health, disability and life insurance plan or program in which the executive was entitled to participate immediately prior to the Change in Control Event; but notwithstanding anything to the contrary above, the executive shall not be entitled to benefits under subparagraph (i) or (ii) above for any time following the executive’s sixty-fifth (65th) birthday.

REPORT OF THE BOARD COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors is comprised entirely of independent directors.  The Committee is responsible for establishing executive compensation policies and setting the total compensation for all officers, including the most highly compensated officers named in the accompanying tables.  The following report describes the Company’s executive compensation philosophy and programs.  It also discusses the factors considered by the Committee in determining the compensation of the Chief Executive Officer and the other Officers of the Company in 2004.

EXECUTIVE COMPENSATION PHILOSOPHY

The Company’s executive compensation philosophy is: to attract, retain and motivate a top quality, experienced, performance-oriented senior management team.  The officer compensation program is designed to help meet this important objective.

The guiding principles of the Company’s officer compensation program are:

•                  Create a strong and direct link between officer compensation and the Company’s financial and stock performance.

•                  Provide a fair and competitive base salary, with a bonus opportunity tied to the Company’s annual financial performance.  Annual bonus awards will vary significantly in relation to changes in financial performance and compensate the officers, as a group, with premium pay for superior financial results, and below average pay for below average financial results.

•                  Create a significant and meaningful long-term incentive tied to the Company’s long-term growth, financial success and return to stockholders.  Incentives will vest over a sufficiently long period of time to retain management and encourage long-range succession planning.

EXECUTIVE COMPENSATION PROGRAM

Annual Compensation Component

The target total cash compensation (salary plus bonus) for officers was set based on comparable companies as set forth by the Compensation Committee’s designated compensation consultant.  Achievement of a 100 percent bonus payout is dependent on the amount of increase in the Company’s earnings per share over the previous year.  The Committee also provides an additional 10 percent bonus opportunity tied to the increase in the Company’s sales over the previous year. The Committee reserves the right to decrease but not increase Mr. Curler’s bonus and to decrease or increase any other officer’s bonus based on individual performance.

Long-Term Component

For 2004, the long-term component was a traditional Time Accelerated Restricted Stock Award Program (“TARSAP”) having a three-year performance component and a five-year vesting period.  The amount of the TARSAP award will continue to be based upon a percentage of an officer’s base salary for the succeeding year.

EXECUTIVE COMPENSATION 2004

For 2004, the Committee approved no base pay changes for any of the officers including the Chief Executive Officer.  This decision was made as a result of 2003 performance and the necessity to reflect those results in the pay of the Company’s most highly paid executives.  In addition, the bonuses of all officers were significantly reduced to reflect again the performance results of 2003.

With respect to the 2004 long-term component, the Committee put in place a three-year fixed TARSAP award described above based on a percentage of an officer’s pay for each succeeding year.

MR. CURLER’S COMPENSATION FOR 2004 and 2005

Effective January 1, 2005, Mr. Curler’s annual salary was set by the Committee at $950,000.  Mr. Curler’s salary during 2004 was $820,000.  Mr. Curler received a bonus of $1,312,000 in February 2005, pursuant to the 2004 EPS bonus plan formula which called for EPS growth for any bonus to be paid in 2004, compared with a bonus of $0 the previous year.  The bonus was calculated according to the bonus formula established by the Committee at the beginning of the year.  As of January 1, 2005, pursuant to the Company’s Long-Term Compensation Program, Mr. Curler was awarded a TARSAP for 123,000 shares.

OTHER EXECUTIVE COMPENSATION

For 2004, the Chief Executive Officer and all other officers received certain perquisites outside of the benefits provided to all other employees as a group.  These perquisites include certain club memberships, leased automobiles and infrequent use of Company aircraft as provided in the Board approved Personal Use of Company Aircraft Policy.  The value of these perquisites do not exceed in total 10 percent of the officers’ pay or $50,000, whichever is less.  We believe that these perquisites are usual and customary and are an important component in attracting and retaining top management.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

Section 162(m) of the Internal Revenue Code (the “Code”) requires that the Company meet specific criteria, including stockholder approval of certain stock and bonus plans, in order to deduct for federal income tax purposes compensation over $1,000,000 paid to the Chief Executive Officer and each of the four other most highly compensated executive officers. The Company must resubmit for stockholder approval certain performance-based compensation plans every five years in order for payments under those plans to remain tax-deductible to the Company. Stockholder approval must also be obtained to preserve deductibility following changes to certain key provisions of those performance-based plans, including increases in the maximum amount of compensation payable to any employee under the plan.

The limit on the amount of compensation payable to any employee under the Bemis Company, Inc. 1997 Executive Officer Performance Plan (the “Plan”) has not changed since the Plan was first adopted by the Board in 1996, despite changes during that same period in executive employee salaries. In order to avoid compromising the Company’s ability to provide an appropriate level of deductible cash bonus compensation to its executive employees relative to salary and to allow for an additional 10 percent incentive for sales growth, the Committee has recommended and the Board has approved an increase in the maximum amount of compensation payable in any year.  The limit established in 1996 and still in effect currently is the lesser of 200 percent of the employee’s annual base salary or $1,500,000. As amended, the limit would become the lesser of 210 percent of the employee’s annual base salary or $3,000,000.

While this amendment could have been submitted separately to stockholders, the Committee and the Board concluded that if stockholder approval was to be obtained, it should be obtained on the Plan as a whole, thereby allowing the Company a full five years until stockholder approval is again required under Code Section 162(m).  For this reason stockholders are being asked to re-approve the Plan in its entirety.  No changes have been made to the Plan as last approved by stockholders in 2002 apart from the change to the Plan’s annual compensation limit.

If the Plan is approved, the Committee intends to make bonus awards under the Plan where appropriate in order to maximize deductibility by the Company. The Committee believes that its compensation program, both annual and long-term, is in the best interests of the Company and its stockholders. While the Committee will continue to employ compensation programs which provide tax savings for the Company, it is possible that components of certain executive compensation programs may not be tax-deductible to the Company.

THE COMPENSATION COMMITTEE

                William J. Bolton, Chair

                Winslow H. Buxton

                David S. Haffner

                Roger D. O’Shaughnessy

BEMIS RETIREMENT PLAN

The Bemis Retirement Plan (the “Retirement Plan”) is a noncontributory defined benefit plan with a social security offset which provides benefits determined primarily by final average salary and years of service.  The Company also maintains a supplemental program for certain executives which waives the reduction factors normally applicable upon early retirement and provides certain benefits which cannot be provided by the Retirement Plan due to Internal Revenue Code limitations.  Benefits under the supplemental program are paid directly by the Company.  The following table shows estimated annual retirement benefits under the Retirement Plan and supplemental program which would be payable at age 65 as a straight life annuity.  The benefits shown in the table below do not reflect the statutory limitations.

PENSION PLAN TABLE

Years of Credited Service at Normal Retirement Date

Final Average Salary	15	20 and Above
$300,000	$104,067	$138,756
400,000	141,567	188,756
500,000	179,067	238,756
600,000	216,567	288,756
700,000	254,067	338,756
800,000	291,567	388,756
900,000	329,067	438,756
1,000,000	336,567	488,756
1,100,000	404,067	538,756
1,200,000	441,567	588,756

Compensation covered by the Retirement Plan for purposes of calculating final average salary includes salary and bonus amounts stated on the Summary Compensation Table.  The estimated credited years of service as of December 31, 2004, for each of the named executive officers are as follows:  Jeffrey H. Curler 31 years; Thomas L. Sall 26 years; Gene C. Wulf 29 years; Henry J. Theisen 29 years; and William F. Austen 4 years.

PERFORMANCE GRAPH

The following graph shows the cumulative total return to holders of the Common Stock of the Company for the last five years.  The graph also shows the cumulative total return of the Standard & Poor’s 500 Stock Index and an index of a group of peer companies against which the Company competes and the performance of which the Company is often compared by financial analysts.  The total return to stockholders of those companies comprising the peer group are weighted according to their stock market capitalization.  The companies in the peer group are: Avery Dennison Corporation, Ball Corporation, Crown Cork & Seal Company, Inc., Owens-Illinois, Inc., Sealed Air Corporation, and Sonoco Products Company.  The peer group is the same as last year. The graph assumes the investment of $100 in each group on the last trading day of 1999 at the closing price, and the reinvestment of all dividends when and as paid.

	Cumulative Total Return
	12/99	12/00	12/01	12/02	12/03	12/04
Bemis Company	100.00	99.12	148.87	153.28	158.32	188.77
S & P 500	100.00	90.89	80.09	62.39	80.29	89.02
Peer Group	100.00	63.98	75.62	86.75	94.29	118.82

PROPOSAL TO AMEND AND RE-APPROVE THE BEMIS COMPANY, INC.

1997 EXECUTIVE OFFICER PERFORMANCE PLAN

On October 31, 1996, the Board of Directors adopted the Bemis Company, Inc. 1997 Executive Officer Performance Plan (the “Plan”).  On May 1, 1997, the stockholders approved the Plan.  On May 2, 2002, the Plan was re-approved by stockholders.  On February 3, 2005, the Board amended the plan to increase the maximum amount of compensation that can be paid to any employee under the Plan in any year, and approved submitting the Plan for re-approval by a vote of stockholders at the 2005 Annual Meeting.

The full text of the Plan as amended is set forth in Exhibit B to this Proxy Statement.  Apart from the increase in the Plan’s annual per employee compensation limit, the Plan is identical to the Plan as approved by stockholders in 2002.  The following description of the Plan is qualified in its entirety by the text of the Plan. Words not otherwise defined below have the meanings ascribed to them in the Plan.

The Plan is an annual bonus plan designed to allow the Company to deduct bonus payments paid to executive officers of the Company to the greatest extent permitted by the Internal Revenue Code (the “Code”).  Under the Plan certain executive officers may be selected by the Compensation Committee to receive their bonus incentive compensation based upon achievement by the Company of pre-established performance goals.  The Plan is designed to comply with Section 162(m) of the Code.  That section denies deductions to the Company for compensation in excess of $1,000,000 paid to the Chief Executive Officer and each of the four other most highly compensated executive officers, except to the extent such compensation was performance-based and approved by the stockholders of the Company.  Section 162(m) of the Code requires that stockholders re-approve the Plan at least every five years to retain deductibility of compensation paid under the Plan.  Stockholder approval is also required for changes to certain key provisions, including the maximum amount of compensation payable to an employee.

The following is a brief summary of the Plan.  The Committee administers the Plan and selects Plan Participants from among the executive officers of the Company (2 persons have been selected for the Plan’s 2005 fiscal year).  The Plan provides that Participants will be entitled to receive an award of bonus compensation based on the attainment of performance targets selected annually by the Committee.  The performance targets will consist of one or any combination of two or more of: net earnings; earnings before income taxes; earnings before interest and income taxes; earnings per share; sales growth; return on invested capital; return on sales; return on equity; economic value added; and/or total stockholder return.   Any targets may relate to one or any combination of two or more of corporate, group, unit, division, affiliate or individual performance.  The maximum individual award under the Plan as amended for any Performance Period shall not exceed the lesser of 210 percent of the Participant’s annual base salary or $3,000,000.  The current maximum is the lesser of 200 percent of annual base salary or $1,500,000.

The Committee is authorized at any time during or after a Performance Period, in its sole and absolute discretion, to reduce or eliminate an award payable to any Participant for any reason, including changes in the Participant’s position or duties with the Company or any subsidiary during the Performance Period, whether due to any termination of employment (including death, disability, retirement, or termination with or without cause) or otherwise.  No reduction in an award made to any Participant shall increase the amount of the award to any other Participant.  The Board of Directors may, at any time, terminate or, from time to time, amend, modify or suspend the Plan and the terms and provisions of any award theretofore awarded to any Participant which has not been paid.  No award may be granted during any suspension of the Plan or after its termination.  Any such amendment is subject to approval of the stockholders of the Company only if such approval is necessary to maintain the Plan in compliance with the requirements of Section 162(m) of the Code, its successor provisions or any other applicable law or regulation.

The Plan became effective as of January 1, 1997.  The Committee believes that, upon re-approval of the Plan by the stockholders and certification by the Committee that the performance goals and any other material terms have been satisfied, compensation under the Plan will be tax-deductible.  Approval of the Plan by the stockholders and the previously mentioned certification by the Committee will be conditions to the receipt by Participants of any future payments under the Plan.

Voting Requirements

The affirmative vote of holders of a majority of the outstanding shares of Common Stock present in person or by proxy will be required for approval of the Plan.

The Board of Directors Unanimously Recommends a Vote “FOR”

Re-approval of the Plan and Approval of Amendments to the Plan

REPORT OF THE AUDIT COMMITTEE

The Company’s Audit Committee is composed of five independent non-employee directors.  It is responsible for overseeing the Company’s financial reporting and the Company’s controls regarding accounting and financial reporting.  In performing its oversight function, the Committee relies upon advice and information received in written form and in its quarterly discussions with the Company’s management, the Company’s Internal Audit Manager and the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP.  Both the Internal Audit Manager and PricewaterhouseCoopers have direct access to the Audit Committee at any time on any issue of their choosing and the Committee has the same direct access to PricewaterhouseCoopers and the Internal Audit Manager.  The Committee meets privately with the Internal Audit Manager and privately with PricewaterhouseCoopers at least once a year.

Specifically, the Committee has (i) reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2004 with the Company’s management; (ii) met and discussed the financial statements and related issues with the Company’s Internal Audit Manager and senior management; (iii) met and discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards No. 61 regarding communication with audit committees (Codification of Statements on Auditing Standards, AU sec. 380); and (iv) received the written disclosures and the letter from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

INDEPENDENT AUDITOR FEES

The following table presents aggregate fees for professional audit services rendered by PricewaterhouseCoopers for the audit of the Company’s annual financial statements for the years ended December 31, 2004 and 2003, and fees billed for other services rendered by PricewaterhouseCoopers during those periods.

	2004	2003

Audit Fees (1)	$1,559,540	$888,508
Audit-Related Fees (2)	133,819	103,706
Tax Fees (3)	102,273	152,971
All Other Fees (4)	—	31,658

Total Fees	$1,795,632	$1,176,843

(1)          Audit Fees — These are fees for professional services performed by PricewaterhouseCoopers for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.  In 2004, audit fees also include fees for professional services rendered for the audits of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

(2)          Audit-Related Fees — These are fees for the assurance and related services performed by PricewaterhouseCoopers that are reasonably related to the performance of the audit or review of the Company’s financial statements.  For 2003 and 2004, this consists primarily of employee benefit plan audits and acquisition/disposition transaction assistance.

(3)          Tax Fees — These are fees for professional services performed by PricewaterhouseCoopers with respect to tax compliance, tax advice and tax planning.  For 2003 and 2004, this includes review and/or preparation of certain foreign tax returns and tax services related to participants in the Company’s expatriate program.

(4)          All Other Fees — These are fees for permissible work performed by PricewaterhouseCoopers that does not meet the above categories, mainly related to compliance with the Sarbanes-Oxley Act and other government regulations.

During fiscal years of 2003 and 2004, the Audit Committee approved all audit and non-audit services provided to the Company by our independent auditor prior to management engaging the auditor for that purpose.  The Committee’s current practice is to consider for pre-approval annually all audit and non-audit services proposed to be provided by our independent auditors.  In making its recommendation to appoint PricewaterhouseCoopers as the Company’s independent registered public accounting firm, the Audit Committee has considered whether the provision of the non-audit services rendered by PricewaterhouseCoopers is compatible with maintaining that firm’s independence.

Based on their review and the discussions with management, the Internal Audit Manager and PricewaterhouseCoopers referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

                Loring W. Knoblauch, Chairman

                William J. Bolton

                Barbara L. Johnson

                Edward N. Perry

                William J. Scholle

APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

A further purpose of the meeting is to vote on the ratification of the appointment of the independent registered public accounting firm (“auditor”) for the year ending December 31, 2005.  While neither Missouri law, the Company’s Restated Articles of Incorporation nor the Company’s Bylaws require submission to the stockholders the question of appointment of auditors, it has been the policy of the Company’s Board of Directors since 1968 to submit the matter for stockholder consideration in recognition that the basic responsibility of the auditors is to the stockholders and the investing public.  Therefore, the Audit Committee of the Board of Directors recommends stockholder ratification of the appointment of PricewaterhouseCoopers LLP, which has served as the auditors for the Company for more than 85 years.  If the stockholders do not ratify this appointment, the Audit Committee will consider other independent auditors.  A representative of PricewaterhouseCoopers LLP will be present at the meeting, with the opportunity to make a statement and to respond to questions.

The proxies will vote your proxy for ratification of the appointment of PricewaterhouseCoopers LLP unless you specify otherwise in your proxy.

STOCKHOLDER SUBMISSIONS

We must receive all stockholder proposals to be presented at the 2006 annual meeting of stockholders that are requested to be included in the Proxy Statement and form of proxy relating thereto not later than November 21, 2005.

Stockholder proposals to be brought before any meeting of stockholders or nominations of persons for election as a director at any meeting of stockholders must be made pursuant to timely notice in writing to the Secretary of the Company.  To be timely, notice by the stockholder must be delivered or received at the Company’s principal executive offices not less than 90 days before the first anniversary of the preceding year’s annual meeting.  If, however, the date of the annual meeting is more than 30 days before or after such anniversary date, notice by a stockholder shall be timely only if delivered or received not less than 90 days before such annual meeting, or, if later, within 10 business days after the first public announcement of the date of such annual meeting.  The notice must set forth certain information concerning such proposal or such stockholder and the nominees, as specified in the Company’s Bylaws.  The presiding officer of the meeting will refuse to acknowledge any proposal not made in compliance with the foregoing procedure.

The Board of Directors is not aware of any other matters to be presented at the meeting.  However, if any matter other than those referred to above should come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

HOUSEHOLDING

In 2002, the SEC approved a new procedure, called “householding”, concerning the delivery of proxy information to stockholders.  Under householding stockholders who share the same last name and address, and do not participate in electronic delivery, will receive only one copy of the proxy materials, including the Company’s Annual Report to Stockholders.  The Company initiated householding to reduce printing costs and postage fees.

Stockholders wishing to continue to receive multiple copies of proxy materials may do so by completing and returning the “opt out” card previously mailed to you or by notifying the Company in writing or by telephone at: Bemis Company, Inc., Stockholder Services, 222 South 9th Street, Suite 2300, Minneapolis, Minnesota 55402, 612-376-3000.  Upon such request, the Company will promptly deliver copies of the proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Stockholders who share an address (but not the same last name) may request householding by notifying the Company at the above-referenced address or telephone number.

By Order of the Board of Directors

/s/ James J. Seifert
James J. Seifert, Secretary

EXHIBIT A

BEMIS COMPANY, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

COMMITTEE CHARTER

Purpose

This charter establishes the responsibilities of the Audit Committee (“Committee”) of the Board of Directors (“Board”) of Bemis Company, Inc. (“Company”).  The Committee has oversight responsibility for the integrity and fair presentation of the Company’s financial reporting. The Committee is directly responsible for the selection, compensation and oversight of the work of the Company’s registered public accounting firm.  The Committee will meet with financial executive management, registered public accounting firm and internal audit manager to assess the Company’s internal controls and the registered public accounting firm’s independence.

Membership

The Committee shall consist of a minimum of three (3) Company Directors.  Each member shall meet the independence requirements of the New York Stock Exchange (“NYSE”) listing requirements and the Securities and Exchange Commission (“SEC”), each as in effect from time to time.  The members and the Chair shall be appointed by the Board.  If the Chair is not present at a meeting the members may designate a Chair for the meeting by majority vote.

Qualifications

Each Committee member must be financially literate.  Financial literacy is defined as capable of reading and understanding financial statements (balance sheet, income statement, statement of cash flow and a statement of stockholders’ equities).  At least one of the Committee members must be financially sophisticated.  Financially sophisticated is defined as (1) trained in accounting or finance or (2) having held management position(s) in accounting or finance or (3) having an oversight responsibility for the accounting or finance function as a senior operational executive.  The Committee shall aspire to have at least one member who is an “audit committee financial expert” as defined by the SEC.  Committee members shall not serve simultaneously on the audit committees of more than three public companies.

Oversight Responsibilities

The Committee recognizes that the preparation of the Company’s financial statements and other financial information is the responsibility of the Company’s management.  The auditing, or conducting limited reviews, of those financial statements and other financial information is the responsibility of the Company’s registered public accounting firm.  The Company’s financial executive management and its registered public accounting firm, in the exercise of their responsibilities, acquire greater knowledge and more detailed information about the Company and its financial affairs than the members of the Committee.  Consequently, the Committee is not responsible for providing any expert or other special assurance as to the Company’s financial statements and other financial information.

The Committee’s responsibility is to oversee the financial reporting process and practices of the Company and to assist the Board in fulfilling its responsibilities to the shareholders, potential shareholders and the investment community to ensure the corporate accounting and reporting practices of the Company are in accordance with all applicable requirements.  The Committee members do not represent themselves to be experts in the field of accounting, auditing or financial reporting.  As such, they are not expected to conduct “field work” or other types of technical reviews to assure themselves to the quality of work performed.  The Committee shall be entitled to rely upon the integrity of the Company’s financial executive management, internal audit manager and its registered public accounting firm.  Should financial executive management, the internal audit manager or its registered public accounting firm become aware that information provided to the Committee cannot be relied upon, that party has the responsibility to promptly report such findings to the Committee and the Board.

In carrying out its oversight responsibilities, the Committee shall:

•                  Review this charter annually and, when considered necessary, make recommendations to the Board to modify it.

•                  Conduct annually a performance evaluation of the Committee.

•                  Establish procedures regarding the hiring of employees or former employees of the independent auditor.

•                  Meet with financial executive management, the registered public accounting firm and the internal audit manager to (a) assess the adequacy and effectiveness of internal controls and the quality of judgments about the appropriateness of accounting principles, practices, estimates and disclosures; (b) review explanations for any unusual transactions and, as appropriate, report them to the Board; (c) review disputed matters between financial executive management and the registered public accounting firm or internal audit manager; (d) review the potential effect on the Company of proposed changes to generally accepted accounting principles; (e) review the scope, coverage and procedures of the proposed audit plan with particular focus on maintaining a reasonable and cost-effective balance between registered public accounting firm and internal audit resources; (f) review the audit reports of the registered public accounting firm and the internal audit manager identifying recommendations for improving internal controls and processes; (g) elicit recommendations for the improvement of procedures or particular areas where new or more detailed controls or procedures are desirable; and (h) review any significant matters identified during the audits or quarterly reviews.

•                  Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters and (b) the confidential, anonymous submission by employees of information regarding questionable accounting or auditing matters all in accordance with the requirements of Section 301 of the Sarbanes-Oxley Act as amended and related statutory and/or regulatory requirements.  The Audit Committee shall work with financial executive management of the Company to establish and maintain appropriate procedures to implement this responsibility.

•                  Review legal and regulatory matters that may have a material effect on the financial statements or related Company compliance policies.

•                  Establish procedures that seek to prevent the registered public accounting firm from performing any non-audit services that are prohibited by the applicable rules.

•                  Pre-approve all audit services by public accounting firms and permitted non-audit services by the registered public accounting firm, including the fees and terms of such services, to be performed for the Company.

•                  Be responsible for the appointment, compensation, oversight, and where appropriate, replacement of the Company’s public accounting firms (including resolution of disagreements between management and the auditor regarding financial reporting), with each such audit firm reporting directly to the Audit Committee.  The Audit Committee shall work with financial executive management of the Company to establish and maintain appropriate procedures to implement this responsibility.

•                  At least annually, obtain and review a report by the registered public accounting firm describing the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and all relationships between the registered public accounting firm and the Company.

•                  Work with management to see that any Code of Ethics adopted by the Company applicable to the Company’s financial executive management is adequately communicated to the financial executive management and, if necessary, consider and approve any amendments to, or waivers granted, under such Code.

•                  Provide sufficient opportunity for the registered public accounting firm and internal audit manager to meet privately with the Committee without members of management present.  Among the items to be discussed in these meetings are the registered public accounting firm’s evaluation of the Company’s financial accounting and auditing personnel, and the cooperation which the registered public accounting firm received during the course of its  audit.

•                  Maintain free and open means of communications between the Directors, registered public accounting firm, the internal audit manager and the financial executive management of the Company.

•                  Annually receive written notice from the registered public accounting firm regarding their independence as required in Independence Standards Board Standard No. 1 and discuss such annual report with the registered public accounting firm in a Committee meeting.

•                  Ensure that the Code of Conduct is adequately communicated to employees throughout the organization and review employee compliance to this Code.

•                  Have the authority to conduct any investigation it deems appropriate within the scope of its duties, with full access to all books, records, facilities and outside advisors of the Company. The Committee is authorized to engage independent counsel and advisors as it deems necessary and to compensate counsel and advisors who are retained on terms deemed reasonable and appropriate by the Audit Committee.  The Audit Committee shall work with financial executive management of the Company to establish and maintain appropriate procedures to implement this responsibility.

Meetings

The Committee shall meet at least four times a year.  At each regularly scheduled Committee meeting, the Company’s financial executive management shall be present along with the registered public accounting firm and internal audit manager (in person or via telephone).  At each meeting the Committee may meet privately with any of the above parties.  During these meetings financial executive management, registered public accounting firm and internal audit manager shall report to the Committee on items specified in the Oversight Responsibilities section of this Charter or other matters determined by the Committee.  At each meeting an individual will be assigned the responsibility to act as Secretary for the purpose of recording notes.  The Committee will communicate with the Board through presentations during the next Board Meeting and/or by submission of the Minutes of the Audit Committee meetings to the Board.  The Committee has the authority to meet in addition to the regularly scheduled meetings if matters merit such a meeting.

Responsibilities to the Board

It is the responsibility of the Committee to annually review the audited financial statements to be included in the Annual Report to the SEC (10-K Report).  The Committee must vote to recommend to the entire Board the inclusion of the audited financial statements in the Company’s Annual Report to the SEC.  At the next available Board meeting the Chair will make a motion before the entire Board recommending the inclusion of the audited financial statements in the Company’s Annual Report to the SEC.

The Committee is required to include a report in the Company’s annual proxy statement.  This report must be prepared to meet the reporting requirements of the SEC and the NYSE.  The name of each member of the Committee must appear below the report in the proxy statement.

The registered public accounting firm is ultimately responsible to the Board and the Committee, as representatives of the shareholders.  Therefore, it is the Committee’s responsibility to annually recommend to the Board the appointment of the registered public accounting firm for approval by the shareholders.

As Amended February 2, 2005

EXHIBIT B

BEMIS COMPANY, INC.

1997 EXECUTIVE OFFICER PERFORMANCE PLAN

1.                                    Purpose.  The purpose of the Bemis Company, Inc. 1997 Executive Officer Performance Plan (the “Plan”) is to provide incentives to the executive officers of Bemis Company, Inc. (the “Company”) to produce a superior return to the shareholders of the Company and to encourage such executive officers to remain in the employ of the Company.  Amounts paid pursuant to the Plan are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code, as amended (the “Code”).

2.                                    Definitions.

                                                2.1.         The terms defined in this section are used (and capitalized) elsewhere in the Plan.

a.                                       “Award” means an award payable to a Participant pursuant to Section 4 hereof.

b.                                      “Board” means the Board of Directors of the Company.

c.                                       “Committee” means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan.

d.                                      “Effective Date” means the date specified in Section 5.

e.                                       “Eligible Employees” means any executive officer of the Company as defined under the Exchange Act.

f.                                         “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

g.                                      “Participant” means an Eligible Employee designated by the Committee to participate in the Plan for a designated Performance Period.

h.                                      “Performance Period” means the Company’s fiscal year (January 1 to December 31), or such shorter or longer period designated by the Committee, performance during all or part of which determined a Participant’s entitlement to receive payment of an Award.

2.2.         Gender and Number.  Except when otherwise indicated by context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

3.             Administration.

3.1.         Authority of Committee.  The Committee shall administer the Plan.  The Committee’s interpretation of the Plan and of any Awards made under the Plan shall be final and binding on all persons with an interest therein.  The Committee shall have the power to establish rules to administer the Plan and to change such rules.

3.2.         Indemnification.  To the full extent permitted by law, (i) no member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award made under the Plan, and (ii) the members of the Committee shall be entitled to indemnification by the Company with regard to such actions.

4.             Awards.

4.1.         Allocation of Awards.  Within 90 days following the commencement of each Performance Period, the Committee may select such Eligible Employees, as it deems appropriate for participation in the Plan.  Eligible Employees selected for participation will be entitled to receive an award of bonus compensation based on the attainment of performance targets selected by the Committee in writing and consisting of one or any combination of two or more of net earnings; earnings before income taxes; earnings before interest and income taxes; earnings per share; sales growth; return on invested capital; return on sales; return on equity; economic value added; and/or total shareholder return.  Any such targets may relate to one or any combination of two or more of corporate, group, unit, division, affiliate or individual performance.

4.2.         Maximum Amount of Awards.  The maximum individual Award pursuant to this Plan for any fiscal year shall not exceed the lesser of 210 percent of the Participant’s annual base salary or $3,000,000.

4.3.         Adjustments.  The Committee is authorized at any time during or after a Performance Period, in its sole and absolute discretion, to reduce or eliminate an Award payable to any Participant for any reason, including changes in the position or duties of any Participant with the Company or any subsidiary of the Company during the Performance Period, whether due to any termination of employment (including death, disability, retirement, or termination with or without cause) or otherwise.  No reduction in an Award made to any Participant shall increase the amount of the Award to any other Participant.

4.4.         Payment of Awards.  Following the completion of each Performance Period, the Committee shall certify in writing the degree to which the performance targets were attained and the Awards payable to Participants.  Each Participant shall receive payment in cash of his Award as soon as practicable following the determination in respect thereof made pursuant to this Section 4.4.

5.             Effective Date of the Plan.  The Plan shall become effective as of January 1, 1997; provided that the Plan is approved and ratified by the shareholders of the Company at a meeting thereof held no later than May 31, 1997.  The Plan shall remain in effect until it has been terminated pursuant to Section 8.

6.             Right to Terminate Employment.  Nothing in the Plan shall confer upon any Participant the right to continue in the employment of the Company or any subsidiary of the Company or affect any right which the Company or any subsidiary of the Company may have to terminate the employment of a Participant with or without cause.

7.             Tax Withholding.  The Company shall have the right to withhold from cash payments under the Plan to a Participant or other person an amount sufficient to cover any required withholding taxes.

8.             Amendment, Modification and Termination of the Plan.  The Board may at any time terminate, suspend or modify the Plan and the terms and provisions of any Award theretofore awarded to any Participant which has not been paid.  Amendments are subject to approval of the shareholders of the Company only if such approval is necessary to maintain the Plan in compliance with the requirements of Section 162(m) of the Code, its successor provisions or any other applicable law or regulation.  No Award may be granted during any suspension of the Plan or after its termination.

9.             Unfunded Plan.  The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan.

10.          Other Benefit and Compensation Programs.  Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company shall be construed as creating any limitation on the power of the Board to adopt such other incentive arrangements as it may deem necessary.  Payments received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular recurring compensation for purposes of the termination, indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or any subsidiary of the Company unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of the competitive cash compensation.

11.          Governing Law.  To the extent that Federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of Minnesota and construed accordingly.

As Amended February 3, 2005

PROXY

BEMIS COMPANY, INC.
222 South 9th Street, Suite 2300
Minneapolis, MN 55402

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gene C. Wulf and James J. Seifert, or either of them, as Proxies with power of substitution to vote on all matters, as designated on the reverse side, all the shares of stock of Bemis Company, Inc. held of record by the undersigned on March 11, 2005, at the Annual Meeting of Stockholders to be held on May 5, 2005.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made, this Proxy will be voted for the Nominees and for Proposals 2 and 3.

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

VOTE BY INTERNET - www.proxyvote.com
BEMIS COMPANY, INC.

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

222 SOUTH 9TH STREET, SUITE 2300 MINNEAPOLIS, MN 55402

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Bemis Company, Inc., in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Bemis Company, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	BEMIS1	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

BEMIS COMPANY, INC.

Vote On Directors
1.	To elect four directors each to serve for a term	For	Withhold	For All	To withhold authority to vote, mark “For All Except”
	of three years.	All	All	Except	and write the nominee’s number on the line below.

01) Edward N. Perry, 02) William J. Scholle,
	03) Timothy M. Manganello, 04) Philip G. Weaver	O	O	O

Vote On Proposals					For	Against	Abstain

2.	To act upon a proposal to amend and reapprove the 1997 Executive Officer Perfomance Plan.				O	O	O

3.	To vote upon ratification of the appointment of PricewaterhouseCoopers LLP, as the independent registered public accounting firm of the Company.				O	O	O

4.	To transact such other business as may properly come before the meeting.

5.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Only stockholders of record at the close of business on March 11, 2005 will be entitled to receive notice of and to vote at the meeting.

Please sign exactly as name appears on the Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign corporate name in full by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

For comments, please check this box and write them on the back where indicated.				O

		Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.		O	O

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date